                                                                     Exhibit 3-5

                                TRUST AGREEMENT
                                ---------------


          This TRUST AGREEMENT, dated as of August 14, 1995, among Pacific Gas and Electric Company, a California corporation, as "Depositor," The First National Bank of Chicago, a banking association organized under the laws of the United States, Michael J. Majchrzak, Gabriel B. Togneri, Leslie Guliasi and Alan
H. Lindstrom, not in their individual capacities but solely as Trustees. The Depositor and the Trustees hereby agree as follows:

          1. The trust created hereby shall be known as "PG&E Capital I," in which name the Trustees, or the Depositor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

          2. The Depositor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. (S) 3801 et seq. (the "Business Trust Act"), and
                      -------          -- ---
that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

          3. The Depositor and the Trustees will enter into an amended and restated Trust Agreement, satisfactory to each such party and substantially in the form included as Exhibit 4.1 to the 1933 Act Registration Statement referred to below, to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery of any licenses, consents or approvals required by applicable law or otherwise.

          4. The Depositor and the Trustees hereby authorize and direct the Depositor, as the sponsor of the

Trust, (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-3 and S-4 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to such 1933 Act Registration Statement (including the prospectus and the exhibits contained therein), relating to the registration under the Securities Act of 1933, as amended, of the Preferred Securities of the Trust and certain other securities and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under Section 12(b) of the Securities Exchange Act of 1934, as amended; (ii) to file with the New York, American or Pacific Stock Exchange (each an "Exchange") and execute on behalf of the Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on any of the Exchanges; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or "Blue Sky" laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable and (iv) to execute on behalf of the Trust that certain Underwriting Agreement relating to the Preferred Securities, among the Trust, the Depositor and the several Underwriters named therein, substantially in the form included as Exhibit 1 to the 1933 Act Registration Statement. In the event that any filing referred to in clauses (i), (ii) and (iii) above is required by the rules and regulations of the Commission, the Exchange or state securities or blue sky laws, to be executed on behalf of the Trust by any of the Trustees, each of Gabriel B. Togneri, Leslie Guliasi and Grace U. Shin in their capacities as Trustees of the Trust, is hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing. In connection with all of the foregoing, the Depositor hereby constitutes and appoints Gabriel B. Togneri, Gary P. Encinas, Julie C. Gavin and Alan H. Lindstrom, and each of them, as its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the Depositor or in the Depositor's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

          5.  This Trust Agreement may be executed in one or more counterparts.

          6. The number of Trustees initially shall be five (5) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. The Trustees may resign upon thirty days prior notice to the Depositor.

          7. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws of principles).

          IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.


                                       PACIFIC GAS AND ELECTRIC COMPANY,
                                       as Depositor


                                            Gabriel B. Togneri
                                       By:  __________________________
                                            Name:  Gabriel B. Togneri
                                            Title: Assistant Treasurer


                                       THE FIRST NATIONAL BANK
                                            OF CHICAGO, not in its
                                            individual capacity but
                                            solely as Trustee


                                            John R. Prendiville
                                       By:  __________________________
                                            Name:  John R. Prendiville
                                            Title: Vice President


                                            Michael J. Majchrzak
                                            not in his individual capacity
                                            but solely as Trustee


                                            Michael J. Majchrzak
                                            _________________________


                                            Gabriel B. Togneri
                                            not in his individual capacity
                                            but solely as Trustee


                                            Gabriel B. Togneri
                                            _________________________

                                            Leslie Guliasi
                                            not in his individual capacity
                                            but solely as Trustee


                                            Leslie Guliasi
                                            _________________________


                                            Alan H. Lindstrom
                                            not in his individual capacity
                                            but solely as Trustee


                                            Alan H. Lindstrom
                                            _________________________